UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016 (June 16, 2016)

ACELITY L.P. INC.

(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code: (210) 524-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Kinetic Concepts, Inc. and KCI USA, Inc. (together, the “Borrowers”) are operating subsidiaries of Acelity L.P. Inc.

On June 16, 2016, the Borrowers and certain of Acelity L.P. Inc.’s other subsidiaries entered into an Amendment No. 9 to the credit agreement (“Credit Agreement Extension Amendment”) governing their senior secured credit facilities, pursuant to which certain lenders agreed to amend and extend the maturity date for a portion of the existing Term E-1 Loans outstanding under such senior secured credit facilities. Such extended term loans (the “Term F Loans”) will mature on November 4, 2020, with an earlier springing maturity tied to (i) the maturity date of the Borrowers’ 12.5% senior unsecured notes due 2019 and (ii) the maturity date of the Borrowers’ 10.5% second lien senior secured notes due 2018, in each case, if more than $250 million of such notes remain outstanding 90 days prior to their respective maturity dates. In addition, certain lenders agreed to provide incremental Term F Loans, the proceeds of which were used in full to repay a portion of the remaining non-extended Term E-1 Loans.

Pursuant the Credit Agreement Extension Amendment, Term F Loans denominated in dollars will bear interest at a rate equal to, at the Borrowers’ election, a Eurocurrency rate plus 4.00% or an adjusted base rate plus 3.00% and (ii) Term F Loans denominated in euros will bear interest at a rate equal to, at the Borrowers’ election, a Eurocurrency rate plus 4.00% or an adjusted base rate plus 3.00%. The Eurocurrency rate is subject to a floor of 1.00%, and the adjusted base rate is subject to a floor of 2.00%. In addition, certain other covenants were amended in connection with the Credit Agreement Extension Amendment, including with respect to the incurrence of incremental facilities and the making of restricted payments. After giving effect to the Credit Agreement Extension Amendment, the Borrowers will have an aggregate principal amount of $1,707.0 million of Term F Loans denominated in dollars and €239.5 million ($272.8 million) of Term F Loans denominated in euros outstanding, with $195.9 million of non-extended Term E-1 Loans denominated in dollars outstanding.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of Amendment No. 9, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 9 to the Credit Agreement, dated as of June 16, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Guernsey GP Co. Limited, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC.

By	/s/ John T. Bibb
John T. Bibb
Authorized Signatory

Date June 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 9 to the Credit Agreement, dated as of June 16, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Guernsey GP Co. Limited, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders.